UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 26, 2007

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28009	33-0442860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On March 26, 2007, the Registrant filed a preliminary prospectus supplement for a proposed public offering (the “Offering”) of 4,165,690 shares of its common stock, including 3,500,000 newly-issued primary shares to be offered by the Company and 665,690 shares to be offered by the selling stockholders named in the preliminary prospectus supplement. The underwriters have a 30-day option to purchase up to 624,853 additional shares of common stock from the Registrant solely to cover over-allotments, if any.

The managing underwriters for the offering are Needham & Company, LLC. A.G. Edwards & Sons, Inc. and Craig-Hallum Capital Group LLC are acting as co-managers.

Copies of the final Prospectus Supplement relating to the offering may be obtained, when available, from Needham & Company, LLC, 445 Park Avenue, New York, New York 10022 (tel: (212) 371-8300).

This announcement is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. Registration statements relating to these securities have been filed with and have been declared effective by the Securities and Exchange Commission.

Attached hereto as Exhibit 99.1, and incorporated herein by this reference, are the sections of the Prospectus Supplement dated March 26, 2007, to the Registration Statement on Form S-3 (File Nos. 333-138640, 333-139888 and 333-140877) entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

99.1	Selected portions of the Registrant’s Prospectus Supplement dated March 26, 2007, to the Registration Statements on Form S-3 (File Nos. 333-138640, 333-139888 and 333-140877).

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

March 26, 2007	/s/ Steve Valenzuela
Date	(Signature)

By: Steve Valenzuela
Title: Chief Financial Officer